Exhibit 99.5

Certification

This is to certify the following information:

Shouguang City is currently the most important bromine production base in China.  Its production capacity is approximately 40% of the total in China.  The Shouguang Municipal Association of Bromine Industry is registered in Shouguang City.  It comprises enterprises engaged in production and deep processing of bromine.  It is an industry association under the supervision and administration of relevant departments of the Shouguang Municipal Government.  The major duties of the Association are to regulate and supervise Shouguang’s enterprises engaged in production and deep processing of bromine, facilitate the Association’s member enterprises to comply with the State’s laws and regulations, promote the technological cooperation and information exchange among our members and jointly promote the development of Shouguang’s bromine industry.  Among all our members, Shouguang City Haoyuan Chemical Co., Ltd. is the largest bromine producer in this city.  It has a total of 9 bromine production facilities in various places.  As shown in our statistics on production information, the company’s production volume of bromine for 2010 totals more than 30,000 tons approximately.

Shouguang Municipal Association of Bromine Industry

/seal/

August 1, 2011